UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2020

QUEST RESOURCE HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 464-0004

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	QRHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2020, Quest Resource Holding Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with those accredited investors, including certain affiliates of the Company’s Chairman of the Board, identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company offered for sale to the Purchasers an aggregate of 2,950,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-227800) originally filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2018 (as amended, the “Registration Statement”), and declared effective on April 8, 2019. A copy of the press release announcing the Registered Direct Offering is attached hereto as Exhibit 99.1.

The purchase price for one Share in the Registered Direct Offering was $1.15, and closing of the Registered Direct Offering is expected to occur on or about August 7, 2020. The Company expects the gross proceeds from the Registered Direct Offering to be $3,392,500. The Company intends to use the net proceeds of the Registered Direct Offering to finance potential future acquisitions and for general corporate purposes. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

In connection with the Registered Direct Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Company will pay the Placement Agent a commission rate equal to 6.0% of the aggregate gross proceeds from each sale of Shares. The Company will also reimburse the Placement Agent for up to $50,000 of expenses incurred by them in connection with the Registered Direct Offering.

Each of the Company’s officers, directors and certain affiliates of the Company’s Chairman of the Board have agreed that for a period of ninety (90) days after the date of the final prospectus supplement related to the Registered Direct Offering, they will be subject to a lockup prohibiting certain sales, transfers or hedging transactions in the Company’s securities held by them pursuant to a Lock-Up Agreement.

The foregoing descriptions of the material terms of the Purchase Agreement, the Placement Agency Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the form of Purchase Agreement, the Placement Agency Agreement and the form of Lock-Up Agreement, copies of which are attached herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The legal opinion, including the related consent, of Olshan Frome Wolosky LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Registered Direct Offering. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by U.S. federal securities law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Olshan Frome Wolosky LLP.

10.1	Form of Securities Purchase Agreement.

10.2	Placement Agency Agreement, dated August 5, 2020, between the Company and Roth Capital Partners, LLC.

10.3	Form of Lock-Up Agreement.

23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

99.1	Press Release issued by the Company, dated August 5, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2020	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	Senior Vice President and Chief Financial Officer